UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2020

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area

code: (281) 675-2421 (Former name or Former

Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIBT	NASDAQ Capital Market

Item‑5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 14, 2020, Brent Rystrom resigned as President, Chief Executive Officer and Director of RiceBran Technologies (the “Company”).  In connection with his resignation, he and the Company entered into a severance and release agreement which provides that the Company will pay Mr. Rystrom a cash lump sum payment equal to (i) 90 days of base salary equal to $82,829.70 and (ii) all previously accrued but unpaid compensation, including unused vacation time. Mr. Rystrom will provide transition and other consulting services through December 31, 2020, and Mr. Rystrom will receive medical and insurance benefits during this period.

On August 14, 2020, Peter Bradley, 61, who joined the Company’s board of directors in July of 2019, was appointed as Executive Chairman of RiceBran Technologies.  In this role, Mr. Bradley will act as the Company’s principal executive officer and will oversee our day-to-day operations on an interim basis as well as coordinate a review of strategic alternatives. The Company will pay Mr. Bradley a monthly base salary of $15,000 in cash and $10,000 in the Company’s common stock.

Effective August 14, 2020, Brent Rosenthal, was appointed from Chairman of the board of directors to serve in the capacity of Lead Independent Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: August 17, 2020	By:	/s/ Todd T. Mitchell
Todd T. Mitchell
Chief Financial Officer
(Duly Authorized Officer